UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2008

TAMALPAIS BANCORP
(Exact name of registrant as specified in its charter)

California	000-50878	68-0175592
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

630 Las Gallinas Ave, San Rafael California		94903
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (415) 526-6400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Executive Severance Plan

On December 19, 2008 a majority of the independent Board of Directors of Tamalpais Bancorp (the “Company”) approved the compensation recommended by the Compensation Committee to enter into Executive Severance Plans with certain Executive Officers.

Under the terms of the Plans, except for Excluded Circumstances, the certain Executive Officers would receive a Lump Sum Payment of Separation Pay and continued health insurance coverage in the event that his or her employment is involuntarily terminated by the Company. The benefits in the Plan would not be granted in the event of the following Excluded Circumstances:

•	the Executive voluntarily terminates employment,

•	the Executive is discharged for Cause, as defined in the Plan,

•	the Executive accepts another position within the Company, or

•	the Executive is offered and declines a Comparable Position, as defined in the Plan.

Under the terms of the Plan Mark Garwood, Chief Executive Officer of the Company, would receive a Lump Sum Payment of Separation Pay equal to one and one half times the sum of his Annual Base Pay and highest annual bonus paid in the three consecutive years prior to the termination date. In addition, the Company will bear the full cost of COBRA health insurance coverage for Garwood and his qualified dependents, commencing on the termination date and lasting for a period of eighteen months.

Under the terms of the Plan Michael Moulton, Chief Financial Officer of the Company, would receive a Lump Sum Payment of Separation Pay equal to one times the sum of his Annual Base Pay and highest annual bonus paid in the three consecutive years prior to the termination date. In addition, the Company will bear the full cost of COBRA health insurance coverage for Moulton and his qualified dependents, commencing on the termination date and lasting for a period of twelve months.

While these Plans are in effect, any severance benefits provided to an Executive by the Company must be paid pursuant to the Plan or pursuant to another express written agreement between the Company and the Executive. The Plans are in addition to the Change of Control Agreements described in the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2008 (the Change of Control Agreements). Severance benefits will be provided under either the Plan, the Change of Control Agreements, or any other severance agreement in existence at the time, whichever provides the greater benefit to the Executive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2008	TAMALPAIS BANCORP

/s/ Michael E. Moulton

Michael E. Moulton, Chief Financial Officer
(Principal Financial Officer)